POWER OF ATTORNEY
FOR SECTION 16 REPORTING

	I, Thomas Patrick Danaher, do hereby constitute and appoint Thomas A. Young, Jr., Paul M. Harbolick, Jr. and Susan S. Ancarrow, my
 true and lawful attorneys-in-fact, any of whom acting singly is hereby authorized, for me and in my name and on my behalf as an officer and/or director and/or shareholder of Alliance Bankshares Corporation, to prepare, execute and file any and all forms, instruments or documents (including any necessary amendments thereof) as such attorneys or attorney deems necessary or advisable to enable me to comply with
 Section 16 of the Securities Exchange Act of 1934 and any rules, regulations, policies or requirements of the Securities and Exchange Commission in respect thereof (collectively, "Section 16").

	I do hereby ratify and confirm all acts my said attorney shall do or cause to be done by virtue hereof.

	This power of attorney shall remain in full force and effect until it is revoked by the undersigned in a signed writing delivered to each such attorney-in-fact or the undersigned is no longer required to comply with Section 16, whichever occurs first.

	WITNESS the execution hereof this 15th day of November, 2005.


	/s/ Thomas Patrick Danaher
		  Thomas Patrick Danaher